EXHIBIT 10.1

CHINA CARROT MARKET DEVELOPMENT COOPERATION
LETTER OF INTENT

This CHINA CARROT MARKET DEVELOPMENT COOPERATION LETTER OF INTENT (the "LOI") made as of June 14th, 2013 by and between Dr. Krystyna M. Ladd, carrot breeder of Integra Hybrids, LLC. ("Consultant") and A & C United Agriculture Developing Inc. ("Company").

1. APPOINTMENT

The Company and Consultant agree to work together, to help develop the China carrot market.

2. TERMS

a.	Consultant agrees to provide carrot seeds sample, give guidelines and supports for planting, growing (fertilizer, pest control), harvesting and processing in order to develop China carrot market.

b.	Company agrees to cover Consultant's costs and expenses related to above mentioned activities.

c.	Consultant agrees to disclose this LOI in Company's SEC filing.

d.	Company and Consultant agree this LOI is the first step of our appointment and agree to review the result after one year to decide whether we should enter into further cooperation or exit.

By:
Yidan Liu
President
A & C United Agriculture Developing Inc.

By:
Krystyna M. Ladd
President of Research Department
Integra Hybrids LLC